Exhibit 99.3

BROOKLINE BANCORP INC.

CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(in thousands)

	At December 31, 2022
	Brookline	PCSB	Adjustments
	Historical	Historical	(1)		Proforma
Assets
Cash and short term investments	$382,959	$42,373	$(130,462	) (2)	$294,870
Securities	656,766	430,488	(63,712	) (3)	1,023,542
Loans, net of deferred fees and costs	7,644,388	1,381,665	(47,040	) (4)	8,979,013
Allowance for credit losses	(98,482)	(9,296)	(6,083	) (5)	(113,861)
Bank premises and equipment	71,391	12,675	4,216	(6)	88,282
Goodwill	160,427	6,106	68,064	(7)	234,597
Identifiable intangible assets	1,781	65	30,200	(8)	32,046
Other assets	366,606	75,699	31,040	(9)	473,345
Total Assets	$9,185,836	$1,939,775	$(113,777)		$11,011,834

Liabilities
Deposits	$6,522,146	$1,573,725	(3,162	) (10)	$8,092,709
Borrowings	1,432,652	53,254	(331	) (11)	1,485,575
Reserve for unfunded credits	20,602	-	1,596	(12)	22,198
Other liabilities	218,311	40,023	6,036	(13)	264,370
Stockholders’ equity	992,125	272,773	(117,916	) (14)	1,146,982
Total Liabilities and Shareholders’ Equity	$9,185,836	$1,939,775	$(113,777)		$11,011,834
Common shares	76,844,232	15,334,323	$(3,513,420	) (15)	$88,665,135

BROOKLINE BANCORP INC.

CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME (Unaudited)

(in thousands, except for share data)

	Twelve Months Ended December 31, 2022
	Brookline Historical	PCSB Historical	Adjustments (1)(2)		Pro Forma
INTEREST AND DIVIDEND INCOME
Loans and leases	$328,769	$53,605	$9,408	(16)	$391,782
Debt and equity securities	14,977	9,286	12,742	(17)	37,005
Short term investments	1,440	1,197	-		2,637
Total Interest and Dividend Income	345,186	64,088	22,150		431,424
INTEREST EXPENSE
Deposits	29,592	6,651	744	(18)	36,987
Borrowed Funds	15,823	978	5,433	(19)	22,234
Total Interest Expense	45,415	7,629	6,177		59,221
Net Interest Income	299,771	56,459	15,973		372,203
Less Provision for Credit Losses	8,627	841	15,903	(20)	25,371
Net Interest Income after Provision for Loan Losses	291,144	55,618	70		346,832
NONINTEREST INCOME
Fees and service charges	13,127	1,765	-		14,892
Loan level derivative income	4,246	785	-		5,031
Gain (Loss) on investment securities, net	321	141	-		462
Gain on sales of loans	4,136	9	-		4,145
Other noninterest income	6,517	781	-		7,298
Total Noninterest Income	28,347	3,481	-		31,828
NONINTEREST EXPENSE
Compensation and employee benefits	113,487	31,516	(7,927	) (21)	137,076
Occupancy, equipment and data processing	36,835	5,614	(229	) (22)	42,220
Professional services	5,060	1,480	-		6,540
FDIC assessment	3,177	500	-		3,677
Advertising and marketing	4,980	532	-		5,512
Amortization of indentified intangible assets	494	54	7,512	(23)	8,060
Merger and acquisition expense	2,249	18,061	(20,310	) (24)	-
Other noninterest expense	13,260	4,696	-		17,956
Total Noninterest Expense	179,542	62,453	(20,954)		221,041
Income Before Income Taxes	139,949	(3,354)	21,024		157,619
Provision For Income Taxes	30,205	3,015	5,443	(25)	38,663
NET INCOME	$109,744	$(6,369)	$15,581		$118,956
Basic Earnings Per Share	$1.42	$(0.45)	$-		$1.34
Diluted Earnings Per Share	$1.42	$(0.45)	$-		$1.33
Basic Average Shares	77,079,278	14,214,313	(2,393,409	) (15)	88,900,182
Diluted Average Shares	77,351,834	14,301,600	(2,480,696	) (15)	89,172,738

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On January 1, 2023, Brookline Bancorp, Inc. (“Company”) completed the acquisition of PCSB Financial Corporation (“PCSB”) pursuant to an Agreement and Plan of Merger, dated as of May 23, 2022, between the Company and PCSB (the “Merger Agreement”). Under the Merger Agreement, PCSB merged with and into the Company, with the Company as the surviving corporation (the “Merger”). Pursuant to the Merger Agreement, each share of PCSB common stock outstanding at the effective time of the Merger was converted into the right to receive, at the holder’s election, either $22.00 in cash consideration or 1.3284 shares of Company common stock for each share of PCSB common stock, subject to allocation procedures to ensure that 60% of the outstanding shares of PCSB common stock will be converted to Company common stock. The transaction is accounted for as an acquisition and accordingly, PCSB assets and liabilities are recorded by the Company at their fair market value as of January 1, 2023.

The following unaudited pro forma condensed combined financial information and notes present how the combined financial statements of the Company and PCSB may have appeared had the Merger been completed at the beginning of the period presented. The unaudited pro forma condensed combined financial information reflects the impact of the Merger on the combined balance sheets and combined statements of income under the acquisition method of accounting with the Company as the acquirer. Under the acquisition method of accounting, PCSB assets and liabilities are recorded by the Company at their fair market value as of the date the Merger is completed. The unaudited pro forma condensed combined balance sheet as of December 31, 2022 assumes the Merger was completed on that date. The unaudited condensed combined statement of income for the period ending December 31, 2022 assumes the Merger was completed on January 1, 2022.

The unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with the historical consolidated financial statements and related notes of the Company, which are available on the Company’s 2022 Annual Report on Form 10-K and the financial statements and related notes of PCSB, which are incorporated into this document by reference.

Brookline and PCSB have different fiscal years. PCSB’s fiscal year ends on June 30 of each year and Brookline’s fiscal year ends on December 31 of each year. As the fiscal years differed by more than 93 days, pursuant to SEC rules, PCSB’s financial information was adjusted for the purpose of preparing the unaudited pro forma condensed statements of income. The historical income statement information of PCSB used in the unaudited pro forma condensed combined statements of income for the year ended December 31, 2022 was prepared by taking the audited condensed combined income statement for the year ended June 30, 2022, subtracting the unaudited condensed combined income statement for the six months ended December 31, 2021 and adding the unaudited condensed combined income statement for the six months ended December 31, 2022.

The unaudited pro forma condensed combined financial information is presented for illustrative and informative purposes only and is not necessarily indicative or representative of the financial position or results of operations presented as of the date or for the periods indicated, or the results of operations or financial position that may be achieved in the future. In addition, the unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements the Company may achieve as a result of its acquisition of PCSB, the costs to integrate the operations of the Company and PCSB or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

Notes to Pro Forma Combined Condensed Consolidated Financial Statements (Unaudited)

1	Estimated merger costs of $22.9 million (net of $4.3 million of taxes) are excluded from the pro forma financial statements. It is expected these costs will be recognized over time. These cost estimates for both the Company and PCSB are forward-looking. The type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs. The current estimates of the merger costs, primarily comprised of anticipated cash charges, are as follows:

Change in control contract and severance contracts	$8.7
Termination of vendor and system contracts	2.7
Professional and legal fees	13.1
Other acquisition related expenses	1.4
Pre-tax merger costs	25.9
Tax impact of merger costs	4.3
Subtotal merger costs	21.6
Estimated excise tax impact of cash consideration paid to PCSB stockholders pursuant to the August 16, 2022 Inflation Reduction Act	1.3
Total merger costs	$22.9

2	Represents cash paid of $130.5 million for approximately 45% of outstanding PCSB stock.

3	Adjustment to reflect the estimated fair value of securities classified as held to maturity as of December 31, 2022.

4	Write-off of legacy purchase accounting and deferred fees and adjustments to reflect acquired loans at their estimated fair value, inclusive of $41.3 million yield adjustment and $6.1 million credit mark for non-purchased credit-deteriorated (“Non-PCD”) loans and leases.

5	Adjustments to the allowance for credit losses include the following:

Reversal of historical PCSB’s allowance for credit losses	9,296
Increase in allowance for credit losses for gross-up of estimated lifetime credit losses for purchased credit-deteriorated (“PCD”) loans and leases, inclusive of previously charged-off loans.	(2,344)
Immediate charge-off of previously charged-off loans	2,112
Provision for estimate of lifetime credit losses on non-PCD loans and leases	(15,147)
(6,083)

6	Adjustment to reflect bank premises and equipment values to their estimated fair value.

7	Adjustment to eliminate historical PCSB goodwill of $6.1 million and to establish $74.2 million of goodwill for amount of consideration paid in excess of fair value of assets received over liabilities assumed.

8	Adjustment to reflect core deposit intangibles at the estimated fair value and eliminate historical PCSB intangible assets.

9	Adjustments to the other assets include the following:

Reversal of historical PCSB Right of Use Asset.	(7,690)
Establish PCSB Right of Use Asset at estimated fair value.	6,407
To record value of Defined Benefit Obligation at fair value.	6,154
To record fair value of Back-to-back hedges	240
Adjustment to net deferred tax assets due to the business combination and day 1 CECL reserves	25,929
31,040

10	Adjustment to reflect the estimate of fair value on time deposits and eliminate historical PCSB premiums or discounts.

11	Adjustment to reflect the fair value of borrowings at current market rates.

12	Establish the day 1 reserve for unfunded credits under CECL.

13	Adjustment to reverse historical PCSB define benefit plan and lease liabilities; and record lease liabilities at current market rates

Reverse historical PCSB define benefit plan	5,923
Reverse historical lease liability	(7,898)
Record lease liability at current market rates	7,771
To record fair value of Back-to-back hedges	240
6,036

14	Adjustments to stockholders’ equity:

To eliminate PCSB’s stockholders’ equity	(272,773)
To reflect issuance of the Company’s common stock in the merger	167,266
Adjustment to record provision for credit losses on non-PCD acquired loans and leases, net of tax	(12,409)
(117,916)

15	Adjustment to eliminate shares of PCSB common stock outstanding, and to record shares of the Company’s common stock issued of 11,820,904.

16	Adjustment reflects the estimated yield adjustment for interest income on loans.

17	Adjustment reflects the estimated yield adjustment for interest income on securities.

18	Adjustment reflects the estimated yield adjustment for interest expense on deposits.

19	Adjustment reflects the estimated yield adjustment for interest expense on borrowings and the estimated interest expense to fund the cash portion of consideration at an estimated blended rate of 4%.

20	Adjustment to record day 1 provision for credit losses on non-PCD acquired loans and leases of $15.1 million and reserve for unfunded credits of $1.6 million and the elimination of the historical provision for credit losses of $0.8 million.

21	Termination costs of $7.9 million for the PCSB Employee Stock Ownership Plan which is a non-recurring expense associated with the merger, charged against income for the year ended December 31, 2022 has been eliminated from the pro forma statements of income.

22	Adjustment reflects the estimated net impact associated with the fair value adjustment for the acquired bank premises and equipment; and the change in right of use assets and lease liabilities.

23	Adjustment reflects the net increase in amortization of other intangible assets for the acquired core deposit intangible over seven years on an accelerated basis.

24	Merger and acquisition expenses, which are non-recurring expenses, charged against income for the year ended December 31, 2022 have been eliminated from the pro forma statements of income. This included $14.8 million of merger costs and $5.5 million of acquisition expenses associated with restricted stock awards and options.

25	Adjustment represents income tax expense on the pro-forma adjustments at an estimated rate of 25.89%.

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26	PCSB Pro forma Income adjusted for merger related expenses and cost of terminating the PCSB Employee Stock Ownership Plan:

	Twelve months	Three months
	ended December	ended December
	31, 2022	31, 2022
Pretax income	(3,354)	(18,303)
Adj. Merger chg	18,061	16,498
Adj. ESOP term	7,927	7,927
Adj Pretax Income	22,634	6,122
Tax @ 21%	4,753	1,286
Net Income	17,881	4,836

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